Exhibit 21.1
SERVICE PROPERTIES TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
Banner NewCo LLC	Delaware
Cambridge TRS, Inc.	Maryland
Candlewood Jersey City-Urban Renewal, L.L.C.	New Jersey
Harbor Court Associates, LLC	Maryland
Highway Ventures LLC	Delaware
Highway Ventures Borrower LLC	Delaware
Highway Ventures Properties LLC	Maryland
Highway Ventures Properties Trust	Maryland
HPT Cambridge LLC	Massachusetts
HPT Clift TRS LLC	Maryland
HPT CW MA Realty LLC	Maryland
HPT CW MA Realty Trust (Nominee Trust)	Massachusetts
HPT CY TRS, Inc.	Maryland
HPT Geary ABC Holdings LLC	Maryland
HPT Geary Properties Trust	Maryland
HPT IHG Canada Corporation	New Brunswick
HPT IHG Canada Properties Trust	Delaware
HPT IHG Chicago Property LLC	Maryland
HPT IHG GA Properties LLC	Maryland
HPT IHG PR, Inc.	Puerto Rico
HPT IHG-2 Properties Trust	Maryland
HPT IHG-3 Properties LLC	Maryland
HPT SN Holding, Inc.	New York
HPT State Street TRS LLC	Maryland
HPT Suite Properties Trust	Maryland
HPT TA Properties LLC	Maryland
HPT TA Properties Trust	Maryland
HPT TRS IHG-2, Inc.	Maryland
HPT TRS Inc.	Maryland
HPT TRS MRP, Inc.	Maryland
HPT TRS SPES II, Inc.	Maryland
HPT TRS WYN, Inc.	Maryland
HPT Wacker Drive TRS LLC	Maryland
HPTCY Properties Trust	Maryland
HPTMI Hawaii, Inc.	Delaware
HPTMI Properties Trust	Maryland
HPTWN Properties Trust	Maryland
Royal Sonesta, Inc.	Louisiana
SVC Gatehall Drive TRS LLC	Maryland
SVC Holdings LLC	Maryland
SVC Jersey City TRS LLC	Maryland
SVC Minneapolis TRS LLC	Maryland
SVC Morris Plains TRS LLC	Maryland
SVC Nanuet TRS LLC	Maryland

SVC NJ TRS LLC	Maryland
SVC Randolph Street TRS LLC	Maryland
SVC Redondo Beach TRS LLC	Maryland
SVC San Juan TRS LLC	Puerto Rico
SVCN 1 LLC	Delaware
SVCN 2 LLC	Delaware
SVCN 3 LLC	Delaware
SVCN 4 LLC	Delaware
SVCN 5 LLC	Delaware